Filed in the Office of the Secretary of State on        , 199

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          LONG ISLAND LIGHTING COMPANY

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW



         We,            and              , [Vice] President and [Assistant]
Secretary, respectively, of LONG ISLAND LIGHTING COMPANY, a New York corporation, DO HEREBY CERTIFY that:

         FIRST. The name of the Corporation is LONG ISLAND LIGHTING COMPANY, under which name it was formed.

         SECOND. The Certificate of Incorporation was filed in the Office of the Secretary of State on December 31, 1910.

         THIRD. The Certificate of Incorporation, as amended and supplemented by any certificate filed pursuant to law, is hereby further amended by the addition of provisions stating the number, designation, relative rights, preferences and limitations of the shares of a series (to consist of
shares) of the Preferred Stock of the par value of $   per share of the
Corporation, as fixed by the Board of Directors of the Corporation before issuance of such series as follows:

         "( ) SERIES    PREFERRED STOCK

                 (1)  NUMBER AND DESIGNATION OF SERIES.  A series consisting
         initially of     shares of the Preferred Stock of the par value of $
         per share is designated `Preferred Stock, $     , Series   '
         (hereinafter called the `Series    Preferred Stock').

                 (2)  DIVIDEND RATE.  The dividend rate per annum of the shares
         of Series    Preferred Stock is $     per share.  Dividends shall be
         calculated on the basis of a 30-day month and a year of 360 days.

                 (3)  DIVIDEND PAYMENT DATES.  The dividend payment dates for
         the shares of Series    Preferred Stock are the     days of ,      ,
         and         ; the initial dividend period for such shares shall
         commence on the day when such shares are issued and thereafter the dividend periods for such shares shall be the quarterly periods
         beginning on such dates commencing                  , 199 .

                 (4)  OPTIONAL REDEMPTION.  [The Series Preferred Stock will not be subject to optional redemption.] [Subject to the restrictions set forth in section (6) of this subdivision ( ), at the option of the Board of Directors of the Corporation, the Corporation may redeem
         the whole or any part of the Series    Preferred Stock at any time
         outstanding, at any time or from time to time, at the then applicable optional redemption price (hereinafter called the "optional redemption price"), plus accrued and unpaid dividends to the date of redemption.
         The optional redemption price at which Series   Preferred Stock shall
         be redeemable is $     per share if redeemed on or before         , 19
         ; $     per share if redeemed thereafter and on or before         , 19
         ; $    per share if redeemed thereafter and on or before        , 19
         ; $     per share if redeemed thereafter and on or before        , 19
         ; and $ per share if redeemed thereafter.  The applicable optional
         redemption price at which the shares of Series    Preferred Stock
         shall be redeemable as specified in this section (4) shall be deemed
         to be the "applicable redemption price" of Series    Preferred Stock
         payable to the holders thereof for the purposes of optional redemptions, as specified in paragraph (d) of Subparagraph "2" of Subdivision "A" of Section "III" of Paragraph "FIFTH" of the Restated Certificate of Incorporation.]

                 (5) [MANDATORY REDEMPTION.  [The Series    Preferred Stock
         will not be subject to mandatory redemption.] Subject to the restrictions set forth in section (6) of this subdivision ( ), the
         Corporation shall redeem on or before ,    , at such time or times as
         the Corporation shall determine, all of the outstanding shares of
         Series     Preferred Stock at the redemption price or prices which
         would be applicable at the date of redemption to optional redemptions pursuant to section (4) of this subdivision ( ), plus accrued and unpaid dividends to the date of redemption. In the case of a
         redemption of Series    Preferred Stock as specified in this section
         (5), the Company shall take the action and provide the notice specified in paragraph (d) of Subparagraph "2" of Subdivision "A" of Section "III" of Paragraph "FIFTH" of the Restated Certificate of Incorporation, with respect to optional redemption of Preferred Stock.]

                 [SINKING FUND.  [The Series    Preferred Stock will not be
         subject to a sinking fund].   As a sinking fund for the redemption of
         Series    Preferred Stock, subject to the provisions of section (6) of
         this subdivision ( ), on , and on each             thereafter, the
         Corporation shall redeem         shares of the Series   Preferred
         Stock (or the number of shares of the Series   Preferred Stock then
         outstanding if less than        ), in each case at a price of $
         per share, plus, in each case,
         accrued and unpaid dividends to the date of redemption. Notwithstanding the provisions of section (6) of this subdivision ( ), the foregoing obligation of the Corporation to redeem Series
         Preferred Stock annually shall be cumulative.  In addition, the
         Corporation shall have the noncumulative option on               or
         any             thereafter, to increase by up to          the number
         of shares of Series    Preferred Stock otherwise required by this
         section (5) of this subdivision ( ) to be redeemed on such
         . At its option, the Corporation may credit against any sinking fund redemption required by this section (5) of this subdivision ( ) any
         shares of Series   Preferred Stock redeemed pursuant to section (4) of
         this subdivision ( ), redeemed pursuant to the next preceding sentence or acquired pursuant to section (10) of this subdivision ( ) below.
         All shares of Series   Preferred Stock redeemed pursuant to section
         (4) of this subdivision ( ) or this section (5) of this subdivision (
         ) and all shares of Series    Preferred Stock credited against any
         sinking fund redemption obligation pursuant to this Section (5) of this subdivision ( ) shall be cancelled.]

                 [(6) RESTRICTIONS ON OPTIONAL [AND MANDATORY]
         REDEMPTION [AND SINKING FUND REDEMPTION].
         Unless full cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared and
         set apart for payment on the then outstanding Series    Preferred
         Stock other than shares of Series    Preferred Stock previously or
         then to be called for redemption, the Corporation shall not redeem pursuant to section[s] (4) [or (5)] of this subdivision ( ) less than
         all of the then outstanding shares of Series    Preferred Stock.

                 The obligation of the Corporation to redeem shares as provided in section [(5)] of this subdivision ( ) shall be subject to any restrictions now existing in the Corporation's Indenture of Mortgage and Deed of Trust dated as of September 1, 1951, as heretofore supplemented (including any extension of said existing restrictions in said Indenture of Mortgage and Deed of Trust for the benefit of any series of Bonds hereafter issued thereunder) and to any applicable restrictions of law.]

                 [(7)] RESTRICTIONS ON PAYMENTS ON JUNIOR STOCK. The Corporation shall not declare or pay or set apart any dividend for the Common Stock or any other class of stock ranking junior to the Series Preferred Stock, or make any payment on account of, or set apart money for a sinking or analogous fund for, the purchase, redemption or other retirement of the Common Stock or any other class of stock ranking
         junior to the Series     Preferred Stock, or make any distribution in
         respect thereof, either directly or indirectly, and whether in cash or property or obligations or stock of the Corporation, unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, full cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared and set
         apart for payment on the then outstanding Series      Preferred Stock,
         other than shares of Series    Preferred Stock previously or then to
         be called for redemption.

                 [(8)] [Conversion Rights.  The Series    Preferred Stock will
         not be convertible into shares of any other class or series of stock of the Corporation.]

                 [(9)] RESTRICTIONS ON SINKING FUND PAYMENTS ON OTHER STOCK. The Corporation shall not redeem or purchase any shares ranking on a
         parity with the Series     Preferred Stock as to assets or dividends,
         pursuant to any sinking fund requirement (which terms shall include any analogous requirement) for the redemption or purchase of such shares, and shall not set apart money for any such requirement, at any time when the redemption required by section [(5)] of this subdivision ( ) shall be in arrears; except that, at any time when the redemption required by section [(5)] [(6)] of this subdivision ( ) shall be in arrears and when arrears exist in respect of any sinking fund or analogous requirement for any shares ranking as aforesaid on a parity
         with the Series      Preferred Stock, the Corporation may redeem or
         purchase for the respective requirements shares of Series
         Preferred Stock and such other shares, pro rata, as nearly as practicable, according to the amounts in dollars of the arrears in the redemptions or purchases required for the respective requirements.

                 [(10)] ACQUISITION OF SERIES   PREFERRED STOCK.  Except as
         hereinbefore provided, the Corporation may, at its option, purchase,
         redeem or otherwise acquire any shares of Series   Preferred Stock.

                 [(11)] REDEMPTION UPON VOLUNTARY DISSOLUTION,
         LIQUIDATION, OR WINDING UP OF THE CORPORATION.  The         applicable
         redemption price payable upon any voluntary        dissolution,
         liquidation, or winding up of the Corporation  as specified in the
         second paragraph of paragraph (c) of      Subparagraph "2" of
         Subdivision "A" of Section "III" of     Paragraph "FIFTH" of the
         Restated Certificate of  Incorporation shall be the par value of the
         Series          Preferred Stock.

                 FOURTH. This amendment was authorized by the Board of Directors of the Corporation at a meeting duly held.

         IN WITNESS WHEREOF, we have made and subscribed this Certificate and affirm the same as true under the penalties of perjury this day of 199 .

                                                   ---------------------
                                                      [Vice] President



                                                   ---------------------
                                                   [Assistant] Secretary